UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS INSTITUTIONAL TRUST

LEGG MASON PARTNERS MONEY MARKET TRUST

LEGG MASON PARTNERS PREMIUM MONEY MARKET TRUST

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
		1)	Title of each class of securities to which transaction applies:
		2)	Aggregate number of securities to which transaction applies:
		3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined):
		4)	Proposed maximum aggregate value of transaction:
		5)	Total fee paid:
[	]	Fee paid previously with preliminary materials.
[	]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)Amount Previously Paid:

2)Form, Schedule or Registration Statement No.:

3)Filing Party:

4)Date Filed:

DB3/ 203402263.1

LEGG MASON GLOBAL ASSET MANAGEMENT

ClearBridge Investments

QS Investors

WESTERN ASSET

Shareholder Name

Address 1

Address 2

Address 3

EXTREMELY IMPORTANT

Reference Number: Insert CFS ID

Re: Your investment in one or more ClearBridge, Western Asset, Legg Mason and QS Investors Funds.

Dear Valued Shareholder:

We have been trying to contact you regarding a time"sensitive matter pertaining to your investment. This relates to an important initiative that may impact your account.

Please call us toll"free at 1-866-963-5819 between 9:00 a.m. and 11:00 p.m. Eastern time Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern time Saturday. Kindly respond as soon as possible and be ready to provide the Reference Number listed above.

The call will take only a few moments. No confidential information is required.

Thank you in advance, we appreciate you taking the time to respond.

007CFP005DAdj

LEGG MASON
GLOBAL ASSET MANAGEMENT

WESTERN ASSET

ClearBridge
Investments

QS Investors

Shareholder Name

Address 1

Address 2

Address 3

EXTREMELY IMPORTANT

Reference Number: Insert CFS ID

Regarding Your Investment in: Legg Mason, ClearBridge, Western Asset and/or QS Investors Funds

Dear Valued Shareholder:

We have been trying to get in touch with you regarding a very important matter pertaining to your investment in the Legg Mason"sponsored funds including Legg Mason, ClearBridge, Western Asset and/or QS Investors Funds. We recently sent you proxy materials concerning important proposals to approve new agreements between your Legg Mason"sponsored fund(s) and its investment manager and subadvisor(s).

This letter was sent because you held shares in the fund(s) on the record date and we have not received your vote.

VOTE NOW BY CALLING

1-866-963-5819

Please contact us toll"free at the number listed above between 9:00 a.m. and 11:00 p.m. Eastern Monday through Friday and 12:00 p.m. to 6:00 p.m. Eastern Saturday. Please respond as soon as possible. At the time of the call, please use the Reference Number listed above.

You will not be asked for confidential information and your call will be recorded for your protection.

Thank you in advance for your participation. We appreciate you taking the time to vote your shares.

PFS 007CFP005CADJ